FORM OF MORTGAGE


      THIS MORTGAGE, containing an Assignment of Rents and Leases, Security
Agreement and Fixture Filing ("Mortgage"), is made as of               , 1997,
by and between SYBRA, INC., a Michigan corporation ("Debtor"), whose address is 8300 Dunwoody Place, Suite 300, Atlanta, Georgia 30350-1296, and FFCA ACQUISITION CORPORATION, a Delaware corporation ("Mortgagee"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255.

                            PRELIMINARY STATEMENT:

      The capitalized terms used in this Mortgage, if not elsewhere defined herein, have the meanings set forth in Article I. Debtor holds a fee simple interest in the Premises, subject to Permitted Exceptions. Debtor is executing this Mortgage for the purpose of granting the interest of Debtor in and to the Mortgaged Property (as defined in the Granting Clauses below) as security for the payment of the Obligations. The Mortgaged Property shall be and remain subject to the lien of this Mortgage and shall constitute security for the Obligations so long as the Obligations shall remain outstanding.

                               GRANTING CLAUSES:

      Debtor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, by these presents does hereby create a security interest in, mortgage, grant, bargain, sell, assign, pledge, give, transfer, set over and convey unto Mortgagee and to its successors and assigns WITH POWER OF SALE, for the benefit of Mortgagee, all of Debtor's estate, right, title and interest in, to and under any and all of the following property (the "Mortgaged Property"), subject only to Permitted Exceptions:

Premises, Rents and Derivative Interests

      The Premises; all rents, issues, profits, royalties, income and other benefits derived from the Premises (collectively the "Rents"); all estate, right, title and interest of Debtor in and to all leases or subleases covering the Premises or any portion thereof now or hereafter existing or entered into, including, without limitation, all cash or security deposits, advance rentals and deposits or payments of similar nature; all right, title and interest of Debtor in and to all options to purchase or lease the Premises or any portion thereof or interest therein, and any greater estate in the Premises owned or hereafter acquired; all interests, estate or other claims, both in law and in equity, which Debtor now has or may hereafter acquire in the Premises; all easements, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto, and all water rights and shares of stock evidencing the same; all right, title and interest of Debtor, now owned or hereafter acquired,

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in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Premises and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Premises;

Personal Property

      All right, title and interest of Debtor in and to all tangible personal property now owned or hereafter acquired by Debtor and now or at any time hereafter located on or at the Premises or used in connection therewith, including, without limitation, all goods, machinery, tools, equipment, lobby and all other indoor and outdoor furniture, copies of books, copies of records, manuals, computer systems (other than license rights and agreements owned by third parties relating to the software programs used in connection with such computer systems), furnishings, inventory, rugs, and maintenance and other supplies (the "Personal Property");

Intangibles

      All of Debtor's interest in all existing and future accounts, contract rights, general intangibles, copies of files, copies of books of account, agreements, permits, licenses (other than franchise, license or area development agreements with Licensor) and certificates necessary or desirable in connection with the acquisition, ownership, leasing, construction, operation, servicing or management of the Mortgaged Property, whether now existing or entered into or obtained after the date hereof, and all existing and future telephone numbers and listings, advertising and marketing materials and good will in any way relating to the Mortgaged Property or any portion thereof; and

Claims and Awards

      All the estate, interest, right, title, other claim or demand, including claims or demands with respect to the proceeds of insurance in effect with respect thereto, which Debtor now has or may hereafter acquire in the Mortgaged Property, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Mortgaged Property, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages, and Debtor hereby authorizes, directs and empowers Mortgagee, at its option, on Debtor's behalf, or on behalf of the successors or assigns of Debtor, to adjust, compromise, claim, collect and receive such proceeds and to give proper receipts and acquittances therefor, subject to the terms hereof.

      TO HAVE AND TO HOLD the Mortgaged Property hereby granted or mortgaged or intended to be granted or mortgaged, unto Mortgagee, and its successors, heirs and assigns, upon the terms, provisions and conditions set forth herein.

      THIS MORTGAGE SHALL SECURE THE FOLLOWING INDEBTEDNESS AND
OBLIGATIONS (the "Obligations"):

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          (i) Payment of indebtedness evidenced by the Note together with all extensions, renewals, amendments and modifications thereof;

          (ii) Payment of all other indebtedness and performance of all other obligations and covenants of Debtor contained in any Loan Document, together with any other instrument given to evidence or further secure the payment and performance of any obligation secured hereby or thereby;

          (iii) Payment of all indebtedness and performance of all other obligations and covenants under any other agreement or instrument, including, without limitation, promissory notes and guaranties, between, among or by (1) Debtor (the "Debtor Entities"), and, or for the benefit of, (2) Mortgagee or any corporation, partnership, joint venture, limited liability company, association or other form of entity affiliated with Mortgagee (the "Mortgagee Entities"); provided, however, Obligations shall not include the payment of the indebtedness and the performance of the other obligations of Debtor pursuant to the Equipment Loan Agreement; and

          (iv) Payment of all other sums, with interest thereon, which may hereafter be owed by Debtor or its successors or assigns pursuant to the Loan Documents to Mortgagee or its successors or assigns.

      This Mortgage is a "Future Advance Mortgage" under Act No. 348 of Public Acts of Michigan 1990. It is the intention of the parties hereto that the Mortgaged Property shall secure all of the Obligations presently or hereafter owed, and that the priority of the security interest created by this Mortgage for all such Obligations shall be controlled by the time of proper recording of this Mortgage. In addition, this Mortgage shall also secure unpaid balances of advances made with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums, costs or any other advances incurred for the protection of the Mortgaged Property, together with interest thereon until paid at the rate provided for in Section 2.15 hereof, all as contemplated in this Mortgage, all of which shall constitute a part of the Obligations. This paragraph shall serve as notice to all persons who may seek or obtain a lien on the Mortgaged Property subsequent to the date of recording of this Mortgage, that until this Mortgage is released, any debt owed Mortgagee by Debtor, including advances made subsequent to the recording of this Mortgage, shall be secured with the priority afforded this Mortgage as recorded.

      IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Note and the other Loan Documents are to be executed, delivered and secured and that the Mortgaged Property is to be held and disposed of by Mortgagee, upon and subject to the provisions of this Mortgage.

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                                   ARTICLE I

                                 DEFINED TERMS

      Unless the context otherwise specifies or requires, the following terms shall have the meanings specified (such definitions to be applicable equally to singular and plural nouns and verbs of any tense):

      "Affiliate" means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership or voting securities or otherwise.

      "Code" means the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., as amended.

      "De Minimis Amounts" shall mean quantities of chemicals and products containing Hazardous Materials in quantities customary and necessary for the intended use of the Premises including but not limited to cleaning supplies, insecticides, paints, paint removers, toner for copiers, etc.) provided such use, storage or handling of such DeMinimis Amounts of Hazardous Materials are in compliance with Environmental Laws.

      "Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, Premises, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding the Premises, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Debtor or FFCA by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of Debtor's business and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off the Premises.

      "Environmental Indemnity Agreement" means that certain Environmental Indemnity Agreement dated as of the date of this Mortgage executed by Debtor for the benefit of Mortgagee with respect to the Premises.

      "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of Remediation or prevention of Releases or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar

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issues: the Comprehensive Environmental Response, Compensation and Liability
Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of the Mortgaged Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity.

      "Equipment Loan Agreement" means that certain Equipment Loan Agreement dated as of the date of this Mortgage between Debtor and Mortgagee.

      "Hazardous Materials" means (i) any toxic substance or hazardous waste, substance or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product;
(iii) any other substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," hazardous wastes" or words of similar import under any Environmental Laws.

      "Indemnified Parties" means Mortgagee and any person or entity who is or will have been involved in the origination of the loan evidenced by the Note (the "Loan"), any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by this Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors in the securities contemplated by Section 5.18, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Mortgaged Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Mortgagee's assets and business).

      "Licensor" means Arby's, Inc., a Delaware corporation, or its successors.

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      "Loan Agreement" means the Loan Agreement dated as of even date herewith between Debtor and Mortgagee.

      "Loan Documents" means this Mortgage, the Note, the Loan Agreement, the Environmental Indemnity Agreement and such other notes, deeds of trust or mortgages and other documents or instruments contemplated thereby, all as amended and supplemented.

      "Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, attorneys' fees and other costs of defense).

      "Note" means the promissory note dated as of even date herewith in the amount of $803,019.00 executed by Debtor and payable to Mortgagee which is secured by this Mortgage and any amendments, extensions or modifications thereof.

      "Permitted Exceptions" shall have the meaning set forth in the Loan Agreement, subject to the terms and provisions of Section 2.12 hereof.

      "Person" or "Persons" means, as the context requires, any individual, corporation, trust, partnership, limited liability company, unincorporated organization, governmental authority or any other form of entity.

      "Premises" means the parcel or parcels of real estate legally described on Exhibit A attached hereto, and all buildings, fixtures and other improvements now or hereafter located on the Land (whether or not affixed to the real estate).

      "Release" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

      "Remediation" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials.

      "Restoration" means the restoration, replacement or rebuilding of the Premises, or any part thereof, as nearly as possible to its value, condition and character immediately prior to any damage, destruction or Taking (as defined in Section 3.01 hereof).

      "State" means the State of Michigan.

                                  ARTICLE II

                        REPRESENTATIONS, WARRANTIES AND
                              COVENANTS OF DEBTOR

      Debtor hereby represents, warrants, covenants and agrees as follows until this Mortgage has been discharged:

      Section 2.01. Payment of the Note. Debtor shall punctually pay, or cause to be paid, the principal, interest and all other sums to become due in respect of the Note and the Loan Documents in accordance with the Note and the Loan Documents.

      Section 2.02. Title to the Mortgaged Property. Debtor has good and marketable fee simple title to the Mortgaged Property, free and clear of all liens, encumbrances, charges and other exceptions to title, except Permitted Exceptions. Debtor has and shall have full power and lawful authority to grant the Mortgaged Property to Mortgagee in the manner and form herein done or intended, preserve its title to its interest in the Mortgaged Property, subject only to Permitted Exceptions, and forever warrant and defend the same to Mortgagee against the claims of all persons. This Mortgage constitutes a valid first lien upon and security interest in the Mortgaged Property.

      Section 2.03. Organization and Status of Debtor; Enforceability. (a) Debtor has been duly incorporated, is validly existing and in good standing under the laws of its state of incorporation and is qualified as a foreign corporation to do business in any jurisdiction where such qualification is required. Debtor is not a "foreign corporation", "foreign partnership", "foreign trust" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Debtor's United States tax identification number is correctly set forth on the signature page of this Mortgage. The persons who have executed this Mortgage on behalf of Debtor are duly authorized to do so.

      (b) This Mortgage constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

      Section 2.04. Litigation; Absence of Breaches or Defaults. (a) There are no suits, actions, proceedings or investigations pending, or to Debtor's knowledge, threatened against or involving Debtor before any court, arbitrator, or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition, worth or operations of Debtor or the Mortgaged Property.

      (b) Debtor is not, and the execution, delivery and performance of this Mortgage and the documents, instruments and agreements provided for herein will not result, in any breach of or default under any other document, instrument or agreement to which Debtor is a party or by which

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Debtor, the Mortgaged Property or any of Debtor's property is subject or bound.

      Section 2.05. Licensor Provisions; Licenses and Permits. (a) Debtor has entered into a franchise or license agreement with Licensor for conduct of the business at the Mortgaged Property. Such franchise or license agreement is valid, binding and in full force and effect, permits Debtor to operate a Licensor's restaurant on the Mortgaged Property and has a term which will not expire prior to the scheduled maturity date of the Note.

      (b) Debtor has obtained all required licenses and permits, both governmental and private, to use and operate the Mortgaged Property in the intended manner.

      Section 2.06. Financial Condition; Information Provided to Mortgagee. The financial statements, all financial data and all other documents and information heretofore delivered to Mortgagee by or with respect to Debtor and/or the Mortgaged Property in connection with this Mortgage and/or relating to Debtor and/or the Mortgaged Property are true, correct and complete in all material respects, and there have been no amendments to such financial statements, financial data and other documents and information since the date such financial statements, financial data, documents and other information were prepared or delivered to Mortgagee, and no material adverse change has occurred to any such financial statements, financial data, documents and other information not disclosed in writing to Mortgagee.

      Section 2.07. Recording. Debtor shall, upon the execution and delivery hereof and thereafter from time to time, take such actions as Mortgagee may reasonably request to cause this Mortgage, each supplement and amendment to such instrument and financing statements with respect thereto and each instrument of further assurance (collectively, the "Recordable Documents") to be filed, registered and recorded as may be required by law to publish notice and maintain the first security interest hereof upon the Mortgaged Property and to publish notice of and protect the validity of the Recordable Documents. Debtor shall, from time to time, perform or cause to be performed any other act and shall execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of said documents) requested by Mortgagee for carrying out the intention of, or facilitating the performance of, this Mortgage. If Debtor shall fail to comply with this Section, Mortgagee shall be and is hereby irrevocably appointed the agent and attorney-in-fact of Debtor to comply therewith (including the execution, delivery and filing of such financing statements and other instruments), which appointment is coupled with an interest, but this sentence shall not prevent any default in the observance of this Section from constituting an Event of Default. To the extent permitted by law, Debtor shall pay or cause to be paid recording taxes and fees incident thereto and all expenses, taxes and other governmental charges incident to or in connection with the preparation, execution, delivery or acknowledgment of the Recordable Documents, any instruments of further assurance and the Note.

      Section 2.08. Use; Maintenance and Repair. (a) Except as otherwise may be permitted by the terms of Subsection 2.16.C below, Debtor shall use the Mortgaged Property solely for the operation of a restaurant in accordance with a license agreement with Licensor and for no other

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purpose. Except as set forth below, Debtor shall at all times while this
Mortgage is in effect occupy the Mortgaged Property and diligently operate its business on the Mortgaged Property. Debtor may cease diligent operation of business for a period not to exceed 90 days and may do so only once within any five-year period while this Mortgage is in effect. If Debtor does discontinue operation pursuant to this Section, Debtor shall (i) give written notice to Mortgagee 60 days prior to the day Debtor ceases operation, (ii) provide adequate protection and maintenance of the Mortgaged Property during any period of vacancy and (iii) pay all costs necessary to restore the Mortgaged Property to their condition on the day operation of the business ceased at such time as the Mortgaged Property is reopened for Debtor's business operations or other substituted use. Notwithstanding anything herein to the contrary, Debtor shall pay monthly the principal and interest due under the Note during any period in which Debtor discontinues operation.

      Debtor shall not, by itself or through any lease or other type of transfer, convert the Premises to an alternative use while this Mortgage is in effect without Mortgagee's consent, which consent shall not be unreasonably withheld or delayed. Mortgagee may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the converted use will be consistent with the highest and best use of the Mortgaged Property, and (ii) whether the converted use will increase Mortgagee's risks or decrease the value of the Mortgaged Property.

      (b) Debtor shall (i) maintain the Mortgaged Property in good condition and repair, subject to reasonable and ordinary wear and tear, free from actual or constructive waste, (ii) operate, remodel, update and modernize the Mortgaged Property in accordance with those standards adopted from time to time by Licensor on a system-wide basis for Licensor restaurants, with such remodeling and modernizing being undertaken in accordance with Licensor's system-wide timing schedules for such activities, and (iii) pay all operating costs of the Premises in the ordinary course of business.

      Section 2.09. Compliance With Laws. (a) Debtor's use and occupation of the Mortgaged Property, and the condition thereof, including, without limitation, any Restoration, shall, at Debtor's sole cost and expense, comply in all material respects with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of any governmental agencies, departments, commissions, bureaus, boards or instrumentalities of the United States, the State and all political subdivisions thereof, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the National Board of Fire Underwriters ("Applicable Regulations"), where the failure to so comply might reasonably be expected to result in a material adverse effect on the Mortgaged Property or the business, operations, assets or financial condition of Debtor.

      (b) Without limiting the generality of the other provisions of this Section, Debtor agrees that it shall be responsible for complying in all material respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the "ADA"), as it affects the Mortgaged Property, including, without limitation, making required "readily achievable" changes to remove any architectural or

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communications barriers, and providing auxiliary aides and services within the
Mortgaged Property, where the failure to so comply might reasonably be expected to result in a material adverse effect on the Mortgaged Property or the business, operations, assets or financial condition of Debtor. Debtor further agrees that any and all alterations made to the Mortgaged Property while this Mortgage is in effect will comply in all material respects with the requirements of the ADA, where the failure to so comply might reasonably be expected to result in a material adverse effect on the Mortgaged Property or the business, operations, assets or financial condition of Debtor. All plans for alterations which must be submitted to Mortgagee under the provisions of Section 2.10 must include a statement from a licensed Architect or Engineer certifying that they have reviewed the plans, and that the plans comply in all material respects with all applicable provisions of the ADA. Any subsequent approval or consent to the plans by the Mortgagee shall not be deemed to be a representation on Mortgagee's part that the plans comply with the ADA, which obligation shall remain with Debtor. Debtor agrees that it will defend, indemnify and hold harmless Mortgagee and Mortgagee's shareholders, directors, officers, agents, attorneys and employees from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages (including consequential and punitive damages), losses, costs and expenses, including attorneys' fees, caused by, incurred or resulting from Debtor's failure to comply with its obligations under this Section.

      (c) In addition to the other requirements of this Section, Debtor shall, at all times while this Mortgage is in effect, comply with all federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies or rules of common law now or hereafter in effect and in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment, applicable to Debtor relating to the Mortgaged Property and the use thereof.

      (d) To Debtor's knowledge, the Mortgaged Property and Debtor are not in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Environmental Laws, where such violation, investigation, inquiry or obligations might reasonably be expected to result in a material adverse effect on Debtor or the Mortgaged Property, or any portion thereof, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Mortgaged Property. If any such investigation or inquiry is subsequently initiated, Debtor will promptly notify Mortgagee.

      (e) Debtor has obtained any permits, licenses or similar authorizations that are necessary to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Mortgaged Property in compliance with Environmental Laws.

      (f) To Debtor's knowledge, and except as set forth in Exhibit D of the Loan Agreement: (i) no Hazardous Materials have been disposed of or otherwise Released on or about the Mortgaged Property causing or resulting in an Environmental Condition; (ii) the Mortgaged Property does not contain Hazardous Materials or underground storage tanks except in compliance

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with Environmental Laws; (iii) there is no Release migrating to the Mortgaged
Property from adjacent properties that would cause or result in an Environmental Condition; (iv) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Mortgaged Property; (v) Debtor does not know of, and has not received, any written or oral notice or other communication from any person or entity (including but not limited to a governmental entity) relating to Hazardous Materials or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other Environmental Conditions in connection with the Mortgaged Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (vi) Debtor has truthfully and fully provided to Mortgagee, in writing, any and all information relating to Environmental Conditions in, on, under or from the Mortgaged Property that is known to Debtor and that is contained in Debtor's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or from the Mortgaged Property and/or to Environmental Conditions of the Mortgaged Property.

      (g) Debtor covenants and agrees that: (i) all uses and operations on or of the Mortgaged Property, whether by Debtor or any other person or entity, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto; (ii) Debtor shall immediately notify Mortgagee of any Release that exceeds a reportable quantity and shall take Remedial Action required by Environmental Law to abate such Release; (iii) Debtor shall not use, store, generate, transport or otherwise handle any Hazardous Materials at the Mortgaged Property, except in De Minimis Amounts; (iv) Debtor shall keep the Mortgaged Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Debtor or any other person or entity (the "Environmental Liens") provided, however, that Debtor shall have the right, at its own cost and expense, to contest, object or appeal by appropriate legal proceeding the validity of such liens. The commencement of such legal proceedings shall suspend Debtor's obligation to eliminate the Environmental Lien, provided Debtor shall have furnished Mortgagee with such financial assurances and protections in favor of Mortgagee and the Mortgaged Property as Mortgagee shall request, including, without limitation, the posting of bonds in form and amount acceptable to Mortgagee; (v) Debtor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection (h) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews;
(vi) in the event that Mortgagee has reason to believe that an Environmental Condition may exist on the Mortgaged Property, or, upon and following an Event of Default hereunder, if Mortgagee shall have another reasonable basis for requiring it, Debtor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of such Environmental Condition, pursuant to any reasonable written request of Mortgagee (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Mortgagee the reports and other results thereof, and Mortgagee and other Indemnified Parties (as defined below) shall be entitled to rely on such reports and other results thereof provided Mortgagee and other Indemnified Parties shall not disclose the results of such assessment or investigation to any governmental authority or third party except where required by law and, in such event, shall give Debtor prior written notice of its intent to disclose the results and shall consult with Debtor regarding the form, substance and timing of any such disclosure; (vii) Debtor shall, at its sole cost and expense, comply with all reasonable written requests of Mortgagee to (1) reasonably effectuate Remediation of any condition (including but not limited to a Release) in, on, under or from the Mortgaged Property; (2) comply with any Environmental Law; (3) comply with any directive from any governmental authority; and (4) take any other reasonable action necessary or appropriate for protection of human health or the environment;
(viii) Debtor shall not do or allow any tenant or other user of the Mortgaged Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Mortgaged Property), impairs or may impair the value of the Mortgaged Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Mortgaged Property; and (ix) Debtor shall immediately notify Mortgagee in writing of (A) any presence of Releases or threatened Releases that exceed a reportable quantity at the Mortgaged Property; (B) any material non-compliance with any Environmental Laws related in any way to the Mortgaged Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of Environmental Conditions relating to the Mortgaged Property; and (E) any written or oral notice or other communication which Debtor becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Materials or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other Environmental Conditions in connection with the Mortgaged Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.

      (h) In the event that Mortgagee has reason to believe that an Environmental Condition may exist on the Mortgaged Property, or, upon and following an Event of Default hereunder (after the expiration of any applicable cure or grace period), if Mortgagee shall have another reasonable basis for requiring or performing it, Mortgagee and any other person or entity designated by Mortgagee, including but not limited to any receiver and any environmental consultant, shall have the right, but not the obligation, to enter upon the Mortgaged Property at all reasonable times and after reasonable notice (except in emergencies, in which case entry may be made at any time) to assess any and all aspects of any Environmental Condition, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Mortgagee's sole and absolute discretion) and taking samples of soil, groundwater or other water or air samples, and conducting other invasive testing ("Inspection"); provided, however, that Mortgagee shall be responsible at its sole cost and expense for restoring the Mortgaged Property following completion of the Inspection to substantially the same condition that existed before Mortgagee's entry and that the Inspection is done in a manner that minimizes the disruption to Debtor's business. Debtor shall have the right to have a representative accompany the environmental consultant performing the Inspection and shall have the right to receive split samples of any soil samples collected as part of the Inspection. Mortgagee agrees that the results of the environmental assessment shall not be disclosed to any governmental authority or third party except where required by law. Mortgagee shall give Debtor prior written notice of its intent to disclose the results of any Inspection to a governmental authority or third party and shall consult with Debtor regarding the form, substance and timing of any such disclosure. Debtor shall cooperate with and provide access to Mortgagee and any such person or entity designated by Mortgagee.

      (i) Debtor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (excluding Losses arising out of Mortgagee's gross negligence or wilful misconduct) and costs of Remediation (whether or not performed voluntarily), reasonable engineers' fees and environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under the Mortgaged Property in excess of DeMinimis Amounts; (ii) any past, present or threatened Release in, on, above, under or from the Mortgaged Property; (iii) any activity by Debtor, any person or entity affiliated with Debtor or any tenant or other user of the Mortgaged Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transportation to or from the Mortgaged Property of any Hazardous Materials at any time located in, under, on or above the Mortgaged Property; (iv) any activity by Debtor, any person or entity affiliated with Debtor or any tenant or other user of the Mortgaged Property in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above the Mortgaged Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (v) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Laws) in connection with the Mortgaged Property or operations thereon, including but not limited to any failure by Debtor, any person or entity affiliated with Debtor or any tenant or other user of the Mortgaged Property to comply with any order of any governmental authority in connection with any Environmental Laws; (vi) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Mortgaged Property; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Section; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Mortgaged Property, including but not limited to costs to investigate and assess such injury, destruction or loss; (ix) any acts of Debtor or other users of the Mortgaged Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by such Debtor or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials; (x) any acts of Debtor or other users of the Mortgaged Property, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by Debtor or such other users, from which there is a Release, or a threatened Release of any Hazardous Material which causes the incurrence of costs for Remediation; (xi) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory caused by or resulting from an Environmental Condition, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Mortgaged Property; and (xii) any material misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Section.

      (j) The obligations of Debtor and the rights and remedies of Mortgagee set forth in this Section are independent from those of Debtor pursuant to the Environmental Indemnity Agreement. Furthermore, such obligations of Debtor and rights and remedies of Mortgagee shall survive the termination, expiration and/or release of the Loan Agreement, the Note, the other Loan Documents, the Environmental Indemnity Agreement and/or the judicial or nonjudicial foreclosure of this Mortgage by Mortgagee or the delivery of a deed-in-lieu of foreclosure for the Premises by Debtor to Mortgagee.

      Section 2.10. Alterations and Improvements. Debtor shall not alter the exterior, structural, plumbing or electrical elements of the Mortgaged Property in any manner without the consent of Mortgagee, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, Debtor may undertake nonstructural alterations to the Mortgaged Property costing less than $100,000.00 without Mortgagee's consent. If Mortgagee consents to the making of any such alterations, the same shall be made by Debtor at Debtor's sole expense by a licensed contractor and according to plans and specifications approved by Mortgagee and subject to such other reasonable conditions as Mortgagee shall require. Any work at any time commenced by Debtor on the Mortgaged Property shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Mortgage. Upon completion of any alterations or any Restoration, Debtor shall promptly provide Mortgagee with (i) reasonable evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) a certificate from Debtor certifying that the alterations have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy, if required by applicable law, and (iv) any other documents or information reasonably requested by Mortgagee.

      Section 2.11. After-Acquired Property. All right, title and interest of Debtor in and to all improvements, alterations, substitutions, restorations and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by or released to Debtor, immediately upon such acquisition or release and without any further granting by Debtor, shall become part of the Mortgaged Property and shall be subject to the lien hereof fully, completely and with the same effect as though now owned by Debtor and specifically described in the Granting Clauses hereof. Debtor shall execute and deliver to Mortgagee any further assurances, mortgages, grants, conveyances or assignments thereof as the Mortgagee may reasonably require to subject the same to the lien hereof.

      Section 2.12. Taxes. (a) Debtor shall do or cause to be done everything necessary to preserve the lien hereof without expense to Mortgagee, including, without limitation, paying and discharging or causing to be paid and discharged, whether or not payable directly by Debtor or subject to withholding at the source, (i) all taxes, assessments, levies, fees, water and sewer rents and charges and all other governmental charges, general, special, ordinary or extraordinary, and all charges for utility or communications services, which may at any time be assessed, levied or imposed upon Debtor, the Mortgaged Property, this Mortgage, the Obligations or the revenues, rents, issues, income and profits of the Mortgaged Property or which may arise in respect of the occupancy, use, possession or operation thereof, (ii) all income, excess profits, sales, gross receipts and other taxes, duties or imposts, whether similar or not in nature, assessed, levied or imposed by any governmental authority on Debtor, the Mortgaged Property or the revenues, rents, issues, income and profits of the Mortgaged Property (iii) all lawful claims and demands of mechanics, laborers, materialmen and others which, if unpaid, might create a lien on the Mortgaged Property, or on the revenues, rents, issues, income and profits of the Mortgaged Property, unless Debtor shall contest the amount or validity thereof in accordance with subsection (b). Notwithstanding the foregoing, Debtor shall not be in breach or default under this Subsection
2.12 for failing or refusing to pay or discharge any claims or liens of mechanics, laborers, materialmen and others where (and only where) such claimants have a legal right under applicable laws to assert or impose a claim or lien against the Mortgaged Property prior to the time that amounts owing to such claimants become due or payable, so long as Debtor shall pay and discharge any and all such claims or liens (AA) no later than the date on which the amounts owing relative to such claims and liens become due and payable (and in any event before such amounts become past due or are declared to be past due by such claimants), and (BB) before such claimants commence legal proceedings (in any form or forum) to foreclose such claims or liens or to otherwise enforce such claimants' rights and remedies with respect to such claims or liens.

      (b) Debtor may, at its own expense, contest or cause to be contested (in the case of any item involving more than $1000.00, upon written notice to Mortgagee), by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item specified in subsection (a) or lien therefor, provided that (i) neither the Mortgaged Property nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, (ii) Debtor shall have adequate reserves for the payment of the taxes, together with all interest and penalties thereon, unless paid in full under protest, and (iii) Debtor shall have furnished the security as may be required in the proceeding to insure payment of any contested taxes.

      Section 2.13. Insurance. (a) Debtor shall maintain with respect to the Mortgaged Property, at its sole expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied), in addition to such other insurance as Mortgagee may reasonably require from time to time:

            (i) Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the Premises are in a location designated by the Federal Secretary of Housing and Urban Development as a flood hazard area), earthquake (if the Premises are in an area subject to destructive earthquakes within recorded history), boiler explosion (if there is any boiler upon the Premises), plate glass breakage, sprinkler damage (if the Premises have a sprinkler system), all matters covered by a standard extended coverage endorsement, special coverage endorsement commonly known as an "all risk" endorsement and such other risks as Mortgagee may reasonably require, insuring the Mortgaged Property for not less than 100% of their full insurable replacement cost.

            (ii) Comprehensive general liability and property damage insurance, including a products liability clause, covering Mortgagee and Debtor against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Mortgaged Property or adjoining ways, streets or sidewalks and, if applicable, insurance covering Mortgagee, against liability arising from the sale of liquor, beer or wine on the Premises. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Debtor's obligations under Section 5.16 hereof to the extent insurable, and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of either Debtor or Mortgagee because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, for personal injury and not less than $500,000.00 per occurrence for property damage, or such higher limits as Mortgagee may reasonably require from time to time, and shall be of form and substance satisfactory to Mortgagee.

      (b) Business interruption insurance equal to 100% of the principal and interest payable under the Note for a period of not less than six months.

      (c) State Worker's compensation insurance in the statutorily mandated limits, employer's liability insurance with limits not less than $500,000 or such greater amount as Mortgagee may from time to time reasonably require and such other insurance as may be necessary to comply with applicable laws.

      All insurance policies shall:

            (i) Provide for a waiver of subrogation by the insurer as to claims against Mortgagee, its employees and agents;

            (ii) Provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the negligence of Debtor, its officers, directors, employees or agents;

            (iii) Provide that any "no other insurance" clause in the insurance policy shall exclude any policies of insurance maintained by Mortgagee and that the insurance policy shall not be brought into contribution with insurance maintained by Mortgagee;

            (iv) Contain a standard without contribution mortgage clause endorsement in favor of Mortgagee and any other lender designated by Mortgagee;

            (v) Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days' prior written notice to Mortgagee and to any lender covered by any standard mortgage clause endorsement;

            (vi) Provide that the insurer shall not have the option to restore the Premises if Mortgagee elects to terminate this Mortgage in accordance with the terms hereof;

            (vii) Be issued by insurance companies licensed to do business in the state in which the Premises is located and which are rated A:VI or better by Best's Insurance Guide or otherwise approved by Mortgagee; and

            (viii) Provide that the insurer shall not deny a claim because of the negligence of Debtor.

      It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Debtor for its acts or omissions as provided in this Mortgage. All insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law) shall designate Mortgagee as additional insured as its interests may appear and shall be payable as set forth in Article III hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Mortgagee, shall serve as excess coverage. Debtor shall procure policies for all insurance for periods of not less than one year and shall provide to Mortgagee certificates of insurance or, upon Mortgagee's request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Mortgage is in effect at all times.

      Section 2.14. Impound Account. Nonpayment of any taxes or other sums to be paid by Debtor pursuant to Section 2.12 (after taking into consideration Debtor's right to contest as set forth in Section 2.12(b)) and nonpayment of any insurance premium to be paid by Debtor pursuant to Section 2.13 shall constitute waste, and shall entitle Mortgagee to exercise the remedies afforded by Section
600.2927 of the Michigan Revised Judicature Act of 1961, as now or hereafter amended, and by any other statute of law now or hereafter in effect, including appointment of a receiver, to which appointment Debtor consents. Upon the occurrence of an Event of Default (after the expiration of any applicable grace and cure period) under this Mortgage or any other Loan Document, Mortgagee may require Debtor to pay to Mortgagee sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums. Upon such requirement, Mortgagee will estimate the amounts needed for such purposes and will notify Debtor to pay the same to Mortgagee in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Mortgage. Should additional funds be required at any time, Debtor shall pay the same to Mortgagee on demand. Debtor shall advise Mortgagee of all taxes and insurance bills which are due and shall cooperate fully with Mortgagee in assuring that the same are paid. Mortgagee may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Mortgagee. Interest or other gains from such funds, if any, shall be the sole property of Mortgagee. In the event of any default by Debtor, Mortgagee may apply all impounded funds against any sums due from Debtor to Mortgagee. Mortgagee shall give to Debtor an annual accounting (or, upon reasonable request of Debtor from time to time) showing all credits and debits to and from such impounded funds received from Debtor.

      Section 2.15. Advances by Mortgagee. Upon the occurrence of an Event of Default (after the expiration of any applicable grace and cure period), Mortgagee may make advances to perform any of the covenants contained in this Mortgage on Debtor's behalf, and all sums so advanced shall be secured hereby prior to the Note. Debtor shall repay on demand all sums so advanced with interest thereon at the rate of 4% per annum above the rate of interest stated in the Note (or the highest rate permitted by law, whichever is less), such interest to be computed from and including the date of the making of such advance to and including the date of such repayment.

      Section 2.16. Negative Covenants. A. Debtor agrees that Debtor shall not, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed, sell, convey, mortgage, grant, bargain, encumber (other than the Permitted Exceptions), pledge, assign, or otherwise transfer the Mortgaged Property or any part thereof or permit the Mortgaged Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered (other than the Permitted Exceptions), pledged, assigned, or otherwise transferred. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section shall be deemed to include, but not limited to, (a) an installment sales agreement wherein Debtor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (b) except as otherwise specifically provided in this Section 2.16, an agreement by Debtor leasing all or any part of the Mortgaged Property or a sale, assignment or other transfer of, or the grant of a security interest (other than the Permitted Exceptions) in, Debtor's right, title and interest in and to any Leases or any Rents; or (c) if Debtor is a corporation, any merger, by or with such corporation (where the surviving corporation is not Debtor), or the voluntary or involuntary sale or transfer of such corporation's stock where such stock is sold or transferred at less than the fair market value of such stock, or the repurchase by Debtor of its corporation's stock from I.C.H. Corporation, or any transferee of or successor to I.C.H. Corporation. For purposes of the preceding sentence, the fair market value of such stock shall be determined by a regionally- or nationally-recognized investment banking firm selected by Debtor and reasonably acceptable to Mortgagee. Notwithstanding the foregoing, a transfer by devise or descent or by operation of law upon the death of a stockholder of Debtor shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Section.

      B. Notwithstanding the foregoing, Debtor shall have the right to sell, convey or otherwise transfer the Mortgaged Property to an Affiliate of Debtor after prior notice of such transfer is given to Mortgagee, provided that (i) the use and occupancy of the Mortgaged Property by such transferee shall be in compliance with the terms and conditions of this Mortgage, (ii) Debtor shall not be released from or of any of Debtor's duties, obligations or liabilities arising under this Mortgage, (iii) Debtor shall cause such transferee to provide Mortgagee with such information as Mortgagee shall reasonably require in order to determine compliance with the Fixed Charge Coverage Ratio requirements set forth in the Loan Agreement, and (iv) Debtor (at Debtor's cost) shall provide Mortgagee with a title endorsement (in form and substance reasonably acceptable to Mortgagee) to Mortgagee's lender's policy issued in connection with the consummation of the transaction contemplated by the Loan Agreement, insuring that the lien, including the priority of the lien, of this Mortgage shall not be affected by such transfer.

      C. Mortgagee shall not unreasonably withhold its consent to the leasing of the Mortgaged Property by Debtor to a franchisee or licensee approved by Licensor, or to a franchisee or franchisor of a nationally- or regionally-recognized franchised restaurant chain, provided that (i) the use and occupancy of the Mortgaged Property by such lessee shall be in compliance with the terms and conditions of this Mortgage and in compliance with all covenants, conditions and restrictions of record affecting the Mortgaged Property, (ii) Debtor shall not be released from or of any of Debtor's duties, obligations or liabilities arising under this Mortgage, (iii) Mortgagee shall have approved the form and substance of the lease between Debtor and such lessee, which consent shall not be unreasonably withheld or delayed, and (iv) Debtor shall cause such lessee to provide Mortgagee with such information as Mortgagee shall reasonably require in order to determine compliance with the Fixed Charge Coverage Ratio requirements set forth in the Loan Agreement.

      D. Mortgagee reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Mortgage and the other Loan Documents as so modified by the proposed transferee, payment of all of Mortgagee's reasonable and actual expenses incurred in connection with such transfer, the proposed transferee's continued compliance with the covenants set forth in this Mortgage, or such other conditions as Mortgagee shall determine in its sole discretion to be in the interest of Mortgagee. Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Obligations immediately due and payable upon Debtor's sale, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Mortgaged Property without Mortgagee's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Mortgaged Property.

      Section 2.17. Financial Statements. Within 45 days after the end of each fiscal quarter and within 120 days after the end of each fiscal year of Debtor, Debtor shall deliver to Mortgagee (i) complete financial statements of Debtor including a balance sheet, profit and loss statement, statement of changes in financial condition and all other related schedules for the fiscal period then ended; and (ii) income statements for the business at the Mortgaged Property. All such financial statements shall be prepared in all material respects in accordance with generally accepted accounting principles, consistently applied from period to period, and shall be certified to be accurate and complete by Debtor (or the Treasurer or other appropriate officer of Debtor). Debtor understands that Mortgagee is relying upon such financial statements and Debtor represents that such reliance is reasonable. The financial statements delivered to Mortgagee need not be audited, but Debtor shall deliver to Mortgagee copies of any audited financial statements of Debtor which may be prepared, as soon as they are available.

      Section 2.18. Licensor Requirements. In addition to the requirements set forth in this

Mortgage, Debtor, in its ownership, use, occupancy and maintenance of the Mortgaged Property shall comply in all material respects with all requirements of its license agreement with Licensor. Debtor hereby consents to Mortgagee providing information it obtains to Licensor and to Mortgagee obtaining from Licensor information which Licensor receives relating to Debtor's operation of its business on the Premises.

      Section 2.19. Incorporation of Representations and Warranties. The representations and warranties of Debtor set forth in the Loan Agreement are incorporated by reference into this Mortgage as if stated in full in this Mortgage.

                                  ARTICLE III

             POSSESSION, USE AND RELEASE OF THE MORTGAGED PROPERTY

      Section 3.01. Casualty or Condemnation. Debtor, immediately upon obtaining knowledge of any casualty to any portion of the Mortgaged Property or of any proceeding or negotiation for the taking of all or any portion of the Mortgaged Property in condemnation or other eminent domain proceedings, shall notify Mortgagee of such casualty, proceeding or negotiation. Any award, compensation or other payment resulting from such casualty or condemnation or eminent domain proceeding, as applicable, shall be applied as set forth below. Mortgagee may participate in any condemnation or eminent domain proceeding, and Debtor will deliver or cause to be delivered to Mortgagee all instruments requested by Mortgagee to permit such participation.

            (a) Casualty. (i) In the event of any material damage to or destruction of the Mortgaged Property or any part thereof, Debtor will promptly give written notice to Mortgagee, generally describing the nature and extent of such damage or destruction. No damage to or destruction of the Mortgaged Property shall relieve Debtor of its obligation to pay any monetary sum due under the Loan Documents at the time and in the manner provided in the Loan Documents.

            (ii) In the event of any damage to or destruction of the Mortgaged Property or any part thereof, Debtor, whether or not the insurance proceeds, if any, on account of such damage or destruction shall be sufficient for the purpose, at its expense, shall promptly commence and complete the Restoration.

            (iii) Insurance proceeds received by Mortgagee and Debtor on account of any occurrence of damage to or destruction of the Mortgaged Property or any part thereof, less the costs, fees and expenses incurred by Mortgagee and Debtor in the collection thereof, including, without limitation, adjuster's fees and expenses and attorneys' fees and expenses (the "Net Insurance Proceeds"), shall be paid to (1) Debtor if the amount of such Net Insurance Proceeds is less than $100,000 and applied by Debtor toward the cost of the Restoration, and (2) Mortgagee if the amount of such Net Insurance Proceeds is $100,000 or greater. Net Insurance Proceeds paid to Mortgagee shall be held and disbursed by Mortgagee, or as Mortgagee may from time to time direct, as the Restoration progresses, to pay or reimburse Debtor for the cost of the Restoration, upon written request of Debtor accompanied by evidence, satisfactory to Mortgagee, that
      (v) the Restoration is in full compliance with all applicable laws, regulations, restrictions and requirements, whether governmental or private, (w) the amount requested has been paid or is then due and payable and is properly a part of such cost, (x) there are no mechanics' or similar liens for labor or materials theretofore supplied in connection with the Restoration, (y) if the estimated cost of the Restoration exceeds the Net Insurance Proceeds, Debtor has deposited into an escrow satisfactory to Mortgagee such excess amount, which sum will be disbursed pursuant to escrow instructions satisfactory to Mortgagee, and (z) the balance of such Net Insurance Proceeds, together with the funds deposited into escrow, if any, pursuant to the preceding subsection (y), after making the payment requested will be sufficient to pay the balance of the cost of the Restoration. Upon receipt by Mortgagee of evidence satisfactory to it that the Restoration has been completed and the cost thereof paid in full, and that there are no mechanics' or similar liens for labor or materials supplied in connection therewith, the balance, if any, of such Net Insurance Proceeds shall be paid to Debtor. If an Event of Default has occurred and is continuing (after the expiration of any applicable grace or cure period) at the time of the damage or destruction to the Mortgaged Property, all Net Insurance Proceeds shall be paid to Mortgagee, and Mortgagee may retain and apply the Net Insurance Proceeds toward the Obligations whether or not then due and payable, in such order, priority and proportions as Mortgagee in its discretion shall deem proper, or to cure such Event of Default, or, in Mortgagee's discretion, Mortgagee may pay such Net Insurance Proceeds in whole or in part to Debtor to be applied toward the cost of the Restoration. If Mortgagee shall receive and retain Net Insurance Proceeds, the lien of this Mortgage shall be reduced only by the amount received and retained by Mortgagee and actually applied by Mortgagee in reduction of the Obligations.

            (iv) In the event that the casualty is not caused by Debtor, or its agents, employees, representatives, contractors or subcontractors, and the cost of the Restoration exceeds fifty percent (50%) of the value of the Premises, excluding the value of the real estate, Debtor shall have the right, to be exercised by notice to Mortgagee no later than 20 days after the occurrence of a casualty, to either (aa) pay to Mortgagee (without prepayment premium or penalty) the entire amount owing under the Note, or
      (bb) substitute the Mortgaged Property with a substitute site in accordance with Subsection 10.E(iii) of the Loan Agreement, provided that Debtor shall continue to pay all sums and amounts due and payable under the Note until such time as a new promissory note is executed and delivered by Debtor to Mortgagee in connection with the consummation of such substitution. Notwithstanding the foregoing, the option to pay the entire amount owing under the Note as provided in subsection 3.01(a)(iv)(aa) hereof shall not be available to Debtor prior to the fifth
      (5th) anniversary of the Note.

            (b) Eminent Domain. (i) In case of a taking of all or any part of the Mortgaged Property or the commencement of any proceedings or negotiations which might result in a taking, for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Mortgagee,

      Debtor and those authorized to exercise such right ("Taking"), Debtor will promptly give written notice thereof to Mortgagee, generally describing the nature and extent of such Taking. Mortgagee shall file and prosecute on behalf of Mortgagee and Debtor any and all claims for an award, and all awards and other payments on account of a Taking shall be paid to Mortgagee.

            (ii) In case of a Taking of the whole of the Mortgaged Property, other than for temporary use ("Total Taking"), or in case of a Taking of less than all of the Mortgaged Property ("Partial Taking"), these Loan Documents shall remain in full force and effect. Debtor, whether or not the awards or payments, if any, on account of such Partial Taking shall be sufficient for the purpose (but provided they are made available by Mortgagee for such purpose), at its own cost and expense, will promptly commence and complete the Restoration. In case of a Partial Taking, other than a temporary use, of such a substantial part of the Mortgaged Property as shall result in the Mortgaged Property remaining after such Partial Taking being unsuitable for use, such Taking shall be deemed a Total Taking.

            (iii) In case of a temporary use of the whole or any part of the Mortgaged Property by a Taking, these Loan Documents shall remain in full force and effect without any reduction of any monetary sum payable under these Loan Documents. Subject to the application provisions below, Debtor shall be entitled to the entire award for such Taking, whether paid by damages, rent or otherwise. In any proceeding for such Taking, Mortgagee shall have the right to intervene and participate; provided that, if such intervention shall not be permitted, Debtor shall consult with Mortgagee, its attorneys and experts, and make all reasonable efforts to cooperate with Mortgagee in the prosecution or defense of such proceeding. At the termination of any such use or occupation of the Mortgaged Property, Debtor will, at its own cost and expense, promptly commence and complete the Restoration.

            (iv) Awards and other payments on account of a Taking, less the costs, fees and expenses incurred by Mortgagee and Debtor in connection with the collection thereof, including, without limitation, attorneys' fees and expenses, shall be applied as follows:

                 (x) Net awards and payments received on account of a Total
            Taking shall be allocated as follows:

                        (aa) There shall be paid to the Mortgagee (without
                  prepayment premium or penalty) an amount up to the sum of the outstanding principal, including all sums advanced by Mortgagee hereunder, and interest under the Note, all as of the date on which such payment is made, such amount shall be applied first against all sums advanced by Mortgagee under this Mortgage, second against the accrued but unpaid interest on the Note, and third to the remaining unpaid principal amount of the Note.

                        (bb)  Any remaining balance shall be paid to Debtor.

                 (y) Net awards and payments received on account of a Partial
            Taking shall be held and allocated as follows: (i) toward the cost of the Restoration, such application of net awards and other payments to be made substantially in the manner provided in Section 3.01(a)(iii) of this Mortgage; (ii) to Mortgagee to cure any default first, in the Note and second, in this Mortgage; (iii) there shall be paid to Mortgagee, as the holder of this Mortgage, an amount equal to that portion of any unpaid principal amount of the Note, and any interest accrued thereon, bearing the same relationship to the total unpaid principal amount of the Note, and any interest accrued thereon, all as of the date on which such payment is made, as the square footage in the Mortgaged Property taken on account of such Partial Taking, bears to the total square footage in the Mortgaged Property prior to such Partial Taking, and such amount shall be applied against the unpaid principal amount of the Note; and (iv) any remaining balance shall be paid to Debtor.

                 (z) Net awards and payments received on account of a Taking for temporary use shall be held and applied to the payment of the monthly installments of combined interest and principal becoming due under the Note, until such Taking for temporary use is terminated and the Restoration, if any, has been completed; provided, however, that, if any portion of any such award or payment is made by reason of any damage to or destruction of the Mortgaged Property, such portion shall be held and applied as provided in Section 3.01(a)(iii) hereof. The balance, if any, of such awards and payments shall be paid to Debtor unless Debtor is in default under the Loan Documents, in which event such awards and payments shall be paid to Mortgagee to cure such default first, in the Note and second, in this Mortgage.

            (v) Notwithstanding the foregoing, if at the time of any Taking or at any time thereafter an Event of Default shall have occurred and such Event of Default shall be continuing (after the expiration of any applicable grace and cure period), Mortgagee is hereby authorized and empowered, in the name and on behalf of Debtor and otherwise, to file and prosecute Debtor's claim, if any, for an award on account of any Taking and to collect such award and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such default and any other then existing default under the Loan Documents.

      Section 3.02. Conveyance in Anticipation of Condemnation, Granting of Easements, Etc. If no default shall have occurred and be continuing, Debtor may, from time to time with respect to its interest in the Mortgaged Property, and with Mortgagee's prior written consent, which consent shall not be unreasonably withheld or delayed (i) sell, assign, convey or otherwise transfer any interest therein to any person legally empowered to take such interest under the power of eminent domain, (ii) grant easements and other rights in the nature of easements, (iii) release existing easements or other rights in the nature of easements which are for the benefit of the Mortgaged Property, (iv) dedicate or transfer unimproved portions of the Mortgaged Property for road, highway or other public purposes, (v) execute petitions to have the Mortgaged Property annexed to any municipal corporation or utility district, and
(vi) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers.

      Section 3.03. Mortgagee's Power. At any time, or from time to time, without liability therefor, Mortgagee, without affecting the personal liability of any person for payment of the Obligations or the effect of this Mortgage upon the remainder of said Mortgaged Property, may from time to time without notice
(i) release any part of said Mortgaged Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon,
(iv) join in any extension agreement or any agreement subordinating the lien or charge hereof, (v) release any person so liable, (vi) extend the maturity or alter any of the terms of any Obligations, (vii) grant other indulgences, (viii) take or release any other or additional security for any Obligations, (ix) make compositions or other arrangements with debtors in relation thereto, or (x) advance additional funds to protect the security hereof and pay or discharge the Obligations, and all amounts so advanced shall be secured hereby and shall be due and payable upon demand by Mortgagee.

                                  ARTICLE IV

                        EVENTS OF DEFAULT AND REMEDIES

      Section 4.01. Events of Default. (a) Each of the following shall be an event of default under this Mortgage (an "Event of Default"):

            (i) If any representation or warranty of Debtor herein was false in any material respect when made or, in the event that any such representation or warranty is continuing, becomes false in any material respect at any time, or if Debtor renders any statement to Mortgagee relative to Mortgagee or the Mortgaged Property, or any portion thereof, which at the time of such statement was false in any material respect;

            (ii) If any principal, interest or other monetary sum due under the Note, this Mortgage or any other Loan Document is not paid within five days after the date when due, or if Debtor fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against the Mortgaged Property pursuant to Applicable Regulations, subject to the provisions of Subsection 2.12(b) hereof;

            (iii) If Debtor:

                   (A) becomes insolvent within the meaning of the Code,

                   (B) files or notifies Mortgagee that it intends to file a
                       petition for relief under any chapter or provision of the Code,

                   (C) initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up, or adjustment of debts (collectively, hereinafter, an "Action"),

                   (D) is not generally paying its debts as the same become due, and/or

                   (E) becomes the subject of an involuntary petition under the
                       Code or other similar involuntary Action (in which case Debtor shall be required to provide Mortgagee with immediate notice of the commencement or filing of such involuntary proceeding, petition or Action), and any of the following shall have occurred: (i) the involuntary petition or involuntary Action shall not have been dismissed within sixty (60) days of the date on which it was filed or otherwise commenced, (ii) an order for relief under the Code (or similar order) shall have been entered by the court in the involuntary proceeding, or
                       (iii) the court having jurisdiction over such involuntary proceeding (upon Debtor's motion or other request for relief) shall not have granted Mortgagee full and final relief from the automatic stay of Section 362 of the Code and from any stay issued under Section 105 of the Code (or any similar stays or injunctions) within sixty (60) days of the filing or commencement of such involuntary petition or involuntary Action so that Mortgagee is thereafter free to exercise any and all of its rights and remedies under the Loan Documents, and Mortgagee hereby agrees not to exercise any of its rights or remedies under the Loan Documents until such time as an Event of Default (other than the filing of an involuntary petition under the Code or other similar involuntary Action) shall have occurred;

            (iv) If Debtor fails to observe or perform any of the other covenants, conditions, or obligations of this Mortgage or any other Loan Document (after the expiration of any applicable grace and cure period); or

            (v) If there is a breach or default (after the expiration of any applicable grace and cure period) under the Equipment Loan Agreement or a breach or default (after the expiration of any applicable grace and cure period) under (a) any license agreement permitting Debtor to operate the Mortgaged Property in the manner authorized or if such license agreement otherwise terminates or expires (without being renewed immediately upon or prior to such expiration) prior to the scheduled maturity date of the Note, which default, termination or expiration might reasonably be expected to result in a material adverse effect on Debtor, Debtor's business operations or the Mortgaged Property, or (b) any other agreement or instrument, including, without limitation, promissory notes and guaranties, between, among or by any of the Debtor Entities and, or for the benefit of, any of the Mortgagee Entities.

      (b) If any Event of Default occurs pursuant to subsection (a)(ii) above, Mortgagee shall not be entitled to exercise its remedies set forth in Section
4.02 below unless and until Mortgagee shall have given Debtor notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

      (c) If any such event does not involve the payment of any principal, interest or other monetary sum due under the Note to Mortgagee, is not willful, intentional or being contested in good faith in accordance with the terms of this Mortgage, does not place any material rights, collateral or property of Mortgagee in immediate jeopardy in any material respect, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by Mortgagee in its reasonable discretion, then such event shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Mortgagee shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such event, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind. If such event cannot reasonably be cured within such 30-day period, as determined by Mortgagee in its reasonable discretion, and Debtor is diligently pursuing a cure of such event, then Debtor shall have a reasonable period to cure such event, which shall in no event exceed 90 days after receiving notice of the event from Mortgagee. If Debtor shall fail to correct or cure such event within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind.

      Section 4.02. Remedies. Upon the occurrence of any Event of Default, subject to the limitation set forth in Section 4.01(b) or (c), Mortgagee may declare all Obligations to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice (including notice of intent to accelerate) of any kind except as otherwise provided herein. Furthermore, upon the occurrence of any Event of Default, Mortgagee may:

            (i) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Property or any part thereof and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Mortgaged Property, or part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Mortgaged Property, take any action described herein, sue for or otherwise collect the Rents, issues and profits thereof, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including reasonable attorneys' fees, upon any Obligations, all in such order as Mortgagee may determine. The entering upon and taking possession of the Mortgaged Property, the taking of any action described herein, the collection of such Rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any Event of Default or notice of default or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Mortgaged Property or the collection, receipt and application of rents, issues or profits, Mortgagee shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon any Event of Default, including the right to exercise the power of sale herein conferred;

            (ii) Commence an action to foreclose this Mortgage pursuant to this Mortgage in a single parcel or in several parcels, appoint a receiver, specifically enforce any of the covenants hereof or sell the Mortgaged Property pursuant to the power of sale herein conferred;

            (iii) Exercise any or all of the remedies available to a secured party under the Uniform Commercial Code as adopted in the State ("UCC"), and

            (iv) Apply any sums then deposited in the impound account described in Section 2.14 toward payment of the taxes, assessment and insurance premiums for the Mortgaged Property and/or as a credit on the Obligations in such priority and proportion as Mortgagee may determine in its sole discretion.

      If Mortgagee elects to sell Debtor's interest in the Mortgaged Property by exercise of the power of sale herein contained, Mortgagee shall cause such sale to be performed in the manner then required by law.

            (a) Mortgagee may sell the Mortgaged Property. The power is hereby granted to Mortgagee to sell the Mortgaged Property or any part thereof at public auction, after all notices required by applicable law, if any, and to convey the same to the purchaser after notice if required by the statutes of the Sate of Michigan for foreclosure of mortgages by advertisement, being Sections 600.3201 et. seq., Michigan Compiled Laws, as amended.

      CAUTION: This Section contains a waiver of important legal rights.

      This Mortgage contains a power of sale which permits the Mortgagee to cause the Mortgaged Property to be sold upon the occurrence of an Event of Default. The Mortgagee may elect to cause the Mortgaged Property to be sold by advertisement rather than pursuant to court action, and Debtor hereby voluntarily and knowingly waives any right Debtor may have by virtue of any applicable constitutional provision or statute to any notice or court hearing prior to the exercise of the power of sale, except as may be expressly required by the Michigan statute governing foreclosures by advertisement. By execution of this Mortgage, Debtor represents and acknowledges that the meaning and consequences of this Section have been discussed as fully desired by Debtor with its legal counsel.

            (b) As may be permitted by law, Mortgagee shall apply the proceeds of sale to payment of (i) first, to payment of all costs, fees and expenses, including attorneys' fees and expenses incurred by the Mortgagee in exercising the power of sale or foreclosing this Mortgage, and (ii) second, as directed by Mortgagee or as may be required by law.

            (c) Mortgagee may in the manner provided by law postpone sale of all or any portion of the Mortgaged Property.

      Section 4.03. Appointment of Receiver. If an Event of Default shall have occurred, Mortgagee, as a matter of right and without notice to Debtor or anyone claiming under Debtor, and without regard to the then value of the Mortgaged Property or the interest of Debtor therein, or the insolvency of Debtor or the then-owner of the Mortgaged Property, may seek the appointment of a receiver for the Mortgaged Property upon ex parte application to any court of the competent jurisdiction. Debtor waives any right to any hearing or notice of hearing prior to the appointment of a receiver. Such receiver shall be empowered (a) to take possession of the Mortgaged Property and any businesses conducted by Debtor thereon and any business assets used in connection therewith, (b) to exclude Debtor and Debtor's agents, servants and employees from the Mortgaged Property, or, at the option of the receiver, in lieu of such exclusion, to collect a fair market rental from any such persons occupying any part of the Mortgaged Property, (c) to collect the rents, issues, profits and income therefrom, (d) to complete any construction that may be in progress, (e) to continue the development, marketing and sale of the Mortgaged Property, (f) to do such maintenance and make such repairs and alterations as the receiver deems necessary, (g) to use all stores of materials, supplies and maintenance equipment on the Mortgaged Property and replace such items at the expense of the receivership estate, (h) to pay all taxes and assessments against the Mortgaged Property, all premiums for insurance thereon, all utility and other operating expenses, and all sums due under any prior or subsequent encumbrance, (i) to request that Mortgagee advance such funds as may reasonably be necessary to the effective exercise of the receiver's powers, on such terms as may be agreed upon by the receiver and Mortgagee, but not in excess of the Default Rate (as defined in the Note), and (j) generally to do anything that Debtor could legally do if Debtor were in possession of the Mortgaged Property. All expenses incurred by the receiver or his agents, including obligations to repay funds borrowed by the receiver, shall constitute a part of the Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including reasonable attorneys' fees incurred by the receiver and by Mortgagee, together with interest thereon at the highest rate of interest applicable in the Note from the date incurred until repaid, and the balance shall be applied toward the Obligations or in such other manner as the court may direct.

      Section 4.04. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of any Obligations and to exercise all rights and powers under this Mortgage or under any Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee, or to which Mortgagee may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. Mortgagee may pursue inconsistent remedies.

      The acceptance by Mortgagee of any sum after the same is due shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare a subsequent Event of Default as herein provided. The acceptance by Mortgagee of any sum in an amount less than the sum then due shall be deemed an acceptance on account only and upon condition that it shall not constitute a waiver of the obligation of Debtor to pay the entire sum then due, and failure of Debtor to pay such entire sum then due as contemplated by
Section 4.01(b) shall be an Event of Default, notwithstanding such acceptance of such amount on account, as aforesaid. Mortgagee shall be, at all times thereafter and until the entire sum then due shall have been paid, and notwithstanding the acceptance by Mortgagee thereafter of further sums on account, or otherwise, entitled to exercise all rights in this instrument conferred upon them or either of them, and the right to proceed with a sale under any notice of default, or an election to sell, or the right to exercise any other rights or remedies hereunder, shall in no way be impaired, whether any of such amounts are received prior or subsequent to such proceeding, election or exercise. Consent by Mortgagee to any action or inaction of Debtor which is subject to consent or approval of Mortgagee hereunder shall not be deemed a waiver of the right to require such consent or approval to future or successive actions or inactions, unless otherwise specifically provided therein.

      Section 4.05. Possession of Mortgaged Property. In the event of a trustee's sale or foreclosure sale hereunder and after the time of such sale, Debtor occupies the portion of the Mortgaged Property so sold, or any part thereof, Debtor shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of unlawful detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property; and this agreement and a trustee's or sheriff's deed shall constitute a lease and agreement under which the tenant's possession arose and continued. Nothing contained in this Mortgage shall be construed to constitute Mortgagee as a "mortgagee in possession" in the absence of its taking actual possession of the Mortgaged Property pursuant to the powers granted herein.

      Section 4.06. Waiver of Rights. To the extent permitted by law, Debtor waives the benefit of all laws now existing or that hereafter may be enacted (i) providing for any appraisement before sale of any portion of the Mortgaged Property, or (ii) in any way extending the time for the enforcement of the collection of the Obligations or creating or extending a period of redemption from any sale made in collecting the Obligations. To the full extent Debtor may do so under applicable law, Debtor agrees that Debtor will not at any time insist upon, plea, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension, redemption or homestead exemption, and Debtor, for Debtor, Debtor's representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, homestead exemption, notice of election to mature or declare due the whole of the Obligations and marshaling in the event of foreclosure of the liens hereby created. If any law referred to in this Section and now in force, of which Debtor, Debtor's heirs, devisees, representatives, successors and assigns or other person might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section. Debtor expressly waives and relinquishes any and all rights, remedies and defenses that Debtor may have or be able to assert by reason of the laws of the State pertaining to the rights, remedies and defenses of sureties.

      Section 4.07. Relief From Stay. In the event that Debtor commences a case under the Code or is the subject of an involuntary case that results in an order for relief under the Code, subject to court approval, Mortgagee shall thereupon be entitled and Debtor irrevocably consents to relief from any stay imposed by
Section 362 of the Code on or against the exercise of the rights and remedies otherwise available to Mortgagee as provided in the Loan Documents and Debtor hereby irrevocably waives its rights to object to such relief. In the event Debtor shall commence a case under the Code or is the subject of an involuntary case that results in an order for relief under the Code, Debtor hereby agrees that no injunctive relief against Mortgagee shall be sought under Section 105 or other provisions of the Code by Debtor or other person or entity claiming through Debtor, nor shall any extension be sought of the stay provided by
Section 362 of the Code.

      Section 4.08. Cash Collateral. To the fullest extent allowed by applicable law, Debtor hereby acknowledges and agrees that in the event that Debtor commences a case under the Code or is the subject of an involuntary case that results in an order for relief under the Code: (i) that all of the Rents are, and shall for purposes be deemed to be, "proceeds, product, offspring, rents, or profits" of the Premises covered by the lien of this Mortgage, as such quoted terms are used in Section 552(b) of the Code; (ii) that in no event shall Debtor assert, claim or contend that any portion of the Rents are, or should be deemed to be, "accounts" or "accounts receivable" within the meaning of the Code and/or applicable state law; (iii) that the Rents are and shall be deemed to be in any such bankruptcy proceeding "cash collateral" of Mortgagee as that term is defined in Section 363 of the Code; and (iv) that Mortgagee has valid, effective, perfected, enforceable and "choate" rights in and to the Rents without any further action required on the part of Mortgagee to enforce or perfect its rights in and to such cash collateral, including, without limitation, providing notice to Debtor under Section 546(b) of the Code.

      Section 4.09. Assignment of Rents and Leases. (a) Debtor hereby assigns, transfers, conveys and sets over to Mortgagee all of Debtor's estate, right, title and interest in, to and under all leases, whether existing on the date hereof or hereafter entered into (including any extensions, modifications or amendments thereto) relating to the Premises (the "Leases"), together with all rights, powers, privileges, options and other benefits of Debtor as the lessor or lessee under the Leases regarding the current tenants and any future tenants, and all the rents, revenues, profits and income from the Leases with respect to the Premises, excluding Debtor's accounts receivable and those of its tenants and subtenants, including those now due, past due or to become due. Debtor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee, at any time and from time to time upon an Event of Default, to take possession and control of the Premises, pursuant to Debtor's rights as lessor under the Leases, and to demand, receive and enforce payment, to give receipts, releases and satisfaction and to sue, in the name of Debtor or Mortgagee, for all of the rents, revenues, profits and income thereof. It is intended by Debtor and Mortgagee that the assignment set forth herein constitutes an absolute assignment and not merely an assignment for additional security. The consideration received by Debtor to execute and deliver this assignment and the liens and security interests created herein is legally sufficient and will provide a direct economic benefit to Debtor. Notwithstanding the foregoing, however, so long as there is no Event of Default (taking into consideration the expiration of any applicable cure period), Debtor shall have a license, revocable upon such Event of Default, to possess and control the Premises and collect and receive all rents, revenues, profits and income. Upon an Event of Default (after the expiration of any applicable grace and cure period), such license shall be automatically revoked.

      (b) Upon any Event of Default (after the expiration of any applicable grace and cure period), Mortgagee may, at any time without notice (except if required by applicable law), either in person, by agent or by a court-appointed receiver, regardless of the adequacy of Mortgagee's security, and at its sole election (without any obligation to do so), enter upon and take possession and control of the Premises, or any part thereof, to perform all acts necessary and appropriate to operate and maintain the Premises, including, but not limited to, execute, cancel or modify the Leases, make repairs to the Premises, execute or terminate contracts providing for the management or maintenance of the Premises, all on such terms as are deemed best to protect the security of this assignment, and in Mortgagee's or Debtor's name, sue or otherwise collect such rents, revenues, profits and income from the Premises as specified in this Mortgage as the same become due and payable, including, but not limited to, rents then due and unpaid. Mortgagee may so sue for or otherwise collect such rents, revenues, profits and income with or without taking possession of the Premises. All rents collected shall be held by Debtor as trustee for the benefit of Mortgagee only. Debtor agrees that upon an Event of Default, each tenant of the Premises shall make its rent payable to and pay such rent to Mortgagee (or Mortgagee's agents) on Mortgagee's written demand therefor, delivered to such tenant personally, by mail, or by delivering such demand to each rental unit, without any liability on the part of said tenant to inquire further as to the existence of an Event of Default by Debtor.

      (c) All rents, revenues, profits and income collected subsequent to any Event of Default shall be applied at the direction of, and in such order as determined by, Mortgagee to the costs, if any, of taking possession and control of and managing the Premises and collecting such amounts, including, but not limited to, reasonable attorney's fees, actual receiver's fees, actual premiums on receiver's bonds, actual costs of repairs to the Premises, actual premiums on insurance policies, taxes, assessments and other charges on the Premises, and the actual costs of discharging any obligation or liability of Debtor as lessor or landlord of the Premises and to the sums secured by this assignment. Mortgagee or the receiver shall have access to the books and records used in the operation and maintenance of the Premises and shall be liable to account only for those rents actually received. Mortgagee shall not be liable to Debtor, anyone claiming under or through Debtor or anyone having an interest in the Premises by reason of anything done or left undone by Mortgagee hereunder, except to the extent of Mortgagee's gross negligence or willful misconduct.

      Any entering upon and taking possession and control of the Premises by Mortgagee or the receiver and any application of rents, revenues, profits and income as provided herein shall not cure or waive any Event of Default hereunder or invalidate any other right or remedy of Mortgagee under applicable law or provided therein.

                                   ARTICLE V

                                 MISCELLANEOUS

      Section 5.01. Satisfaction. If and when the Note shall have become due and payable (whether by lapse of time or by acceleration or by the exercise of the privilege of prepayment), and Debtor shall pay or cause to be paid (provided such payment is permitted or required hereby) the full amount thereof and shall also pay or cause to be paid all other sums then due and payable by Debtor to Mortgagee with respect to the Note and the Mortgaged Property, including, without limitation, all sums advanced by Mortgagee pursuant to this Mortgage, and provided no Event of Default shall have occurred or is continuing with respect to the Obligations, then this Mortgage shall be void (otherwise it shall remain in full force and effect in law and equity forever) and Mortgagee agrees to execute an instrument evidencing the satisfaction of all obligations under this Mortgage and releasing this Mortgage which shall be prepared and recorded at Debtor's sole expense.

      Section 5.02. Limitation of Rights of Others. Nothing in this Mortgage is intended or shall be construed to give to any person, other than Debtor, Mortgagee and the holder of the Note, any legal or equitable right, remedy or claim under or in respect of this Mortgage or any covenant, condition or provision herein contained.

      Section 5.03. Severability. In case any one or more of the provisions contained herein or in the Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Mortgage shall be construed as if such provision had never been contained herein or therein.

      Section 5.04. Notices; Amendments; Waiver. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Mortgage (collectively called "Notices") shall be in writing and given by (i) hand delivery, (ii) facsimile followed by a copy sent by mail in accordance with clause (iv) hereof, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, postage prepaid, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the fifth business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested, postage prepaid. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

      If to Debtor:               Sybra, Inc.
                                  8300 Dunwoody Place, Suite 300
                                  Atlanta, Georgia 30350-1296
                                  Attention: President
                                  Telephone: (770) 587-0290
                                  Telecopy: (770) 594-7044

      With a copy to:             Robert H. Drechsler, Esq.
                                  Pryor, Cashman, Sherman & Flynn
                                  410 Park Avenue
                                  New York, New York 10016
                                  Telephone: (212) 421-4100
                                  Telecopy: (212) 326-0806

      If to FFCA:                 Robin L. Roach
                                  Senior Vice President, Corporate Finance
                                  FFCA Acquisition Corporation
                                  17207 North Perimeter Drive
                                  Scottsdale, Arizona 85255
                                  Telephone: (602) 585-4500
                                  Telecopy: (602) 585-2228

      With a copy to:             Dennis L. Ruben, Esq.
                                  Executive Vice President and General Counsel
                                  FFCA Acquisition Corporation
                                  17207 North Perimeter Drive
                                  Scottsdale, Arizona 85255
                                  Telephone: (602) 585-4500
                                  Telecopy: (602) 585-2226

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. Whenever in this Mortgage the giving of Notice is required, the giving thereof may be waived in writing at any time by the person or persons entitled to receive such Notice. Except as in this Mortgage otherwise expressly provided, (i) this Mortgage may not be modified except by an instrument in writing executed by Debtor and Mortgagee and (ii) no requirement hereof may be waived at any time except by a writing signed by the party against whom such waiver is sought to be enforced, nor shall any waiver be deemed a waiver of any subsequent breach or default.

      Section 5.05. Counterparts. This Mortgage may be executed in any number of counterparts and each thereof shall be deemed to be an original; and all such counterparts shall constitute but one and the same instrument.

      Section 5.06. Successors and Assigns. All of the provisions herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, to the same extent as if each such successor and assign were in each case named as a party to this Mortgage. Wherever used, the singular shall include the plural, the plural shall include the singular and the use of any gender shall include all genders.

      Section 5.07. Headings. The headings appearing in this Mortgage have been inserted for convenient reference only and shall not modify, define, limit or expand the express provisions of this Mortgage.

      Section 5.08. Security Agreement. With respect to the Personal Property or any portion of the Mortgaged Property which constitutes fixtures or other property governed by the UCC, this Mortgage shall constitute a security agreement between Debtor as the debtor and Mortgagee as the secured party, and Debtor hereby grants to Mortgagee a security interest in such portion of the Mortgaged Property. Cumulative of all other rights of Mortgagee hereunder, Mortgagee shall have all of the rights conferred upon secured parties by the UCC. Debtor will execute and deliver to Mortgagee all financing statements that may from time to time be required by Mortgagee to establish and maintain the validity and priority of the security interest of Mortgagee, or any modification thereof, and all costs and expenses of any searches required by Mortgagee. Mortgagee may exercise any or all of the remedies of a secured party available to it under the UCC with respect to such property, and it is expressly agreed that if upon an Event of Default (after the expiration of any applicable grace and cure period) Mortgagee should proceed to dispose of such property in accordance with the provisions of the UCC, 10 days' notice by Mortgagee to Debtor shall be deemed to be reasonable notice under any provision of the UCC requiring such notice; provided, however, that Mortgagee may at its option dispose of such property in accordance with Mortgagee's rights and remedies with respect to the real property pursuant to the provisions of this Mortgage, in lieu of proceeding under the UCC.

      Debtor shall give advance notice in writing to Mortgagee of any proposed change in Debtor's name, identity, or business form or structure and will execute and deliver to Mortgagee, prior to or concurrently with the occurrence of any such change, all additional financing statements that Mortgagee may require to establish and maintain the validity and priority of Mortgagee's security interest with respect to any of the Mortgaged Property described or referred to herein.

      Section 5.09. Effective as a Financing Statement. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering any other Mortgaged Property and may be filed in any other appropriate filing or recording office. The mailing address of Debtor is the address of Debtor set forth in the introductory paragraph of this Mortgage, and the address of the Mortgagee from which information concerning the security interests hereunder may be obtained is the address of Mortgagee as set forth in the introductory paragraph of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.

      Section 5.10. Characterization; Interpretation. It is the intent of the parties hereto that the business relationship created by the Note, this Mortgage and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between Mortgagee and Debtor, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of Mortgagee, nor to make Mortgagee in any way responsible for the debts, obligations or losses of Debtor. Debtor acknowledges that Mortgagee and Licensor are not affiliates, agents, partners or joint venturers, nor do they have any other legal, representative or fiduciary relationship.

      Mortgagee and Debtor acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Mortgage after being fully advised by said counsel as to its effect and significance. This Mortgage shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party.

      Section 5.11. Time of the Essence. Time is of the essence in the performance of each and every obligation under this Mortgage.

      Section 5.12. Document Review. In the event Debtor makes any request upon Mortgagee requiring Mortgagee or its attorneys to review and/or prepare (or cause to be reviewed and/or prepared) any document or documents in connection with or arising out of or as a result of this Mortgage, then, except as expressly stated elsewhere herein, Debtor shall reimburse Mortgagee or its designee promptly upon Mortgagee's demand therefor a reasonable processing and reviewing fee in an amount not less than $500.00 for each such request.

      Section 5.13. Estoppel Certificate. (a) At any time, and from time to time, Debtor agrees, promptly and in no event later than 10 days after a request from Mortgagee, to execute, acknowledge and deliver to Mortgagee a certificate in the form supplied by Mortgagee, certifying: (1) the date to which principal and interest have been paid under the Note and the amount thereof then payable;
(2) whether or not notice has been received by Debtor of any default under this Mortgage which has not been cured, except as to defaults specified in the certificate; (3) whether or not, to Debtor's knowledge, Debtor has any claims or causes of action against Mortgagee or any claims or rights of setoff or any defenses to the enforcement of any of the Loan Documents in accordance with their respective terms; and (4) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Debtor.

      (b) If Debtor shall fail or refuse to sign a certificate in accordance with the provisions of this Section within 10 Business Days following a request by Mortgagee, Debtor irrevocably constitutes and appoints Mortgagee as its attorney-in-fact to execute and deliver the certificate to any such third party, it being stipulated that such power of attorney is coupled with an interest and is irrevocable and binding.

      Section 5.14. Limitation of Interest. Notwithstanding anything to the contrary contained in any of the Loan Documents, the obligations of Debtor to Mortgagee under the Note, this Mortgage and any other Loan Documents are subject to the limitation that payments of interest and late charges to Mortgagee shall not be required to the extent that receipt of any such payment by Mortgagee would be contrary to provisions of applicable law limiting the maximum rate of interest that may be charged or collected by Mortgagee. The portion of any such payment received by Mortgagee that is in excess of the maximum interest permitted by such provisions of law shall be credited to the principal balance of the Note or if such excess portion exceeds the outstanding principal balance of the Note, then such excess portion shall be refunded to Debtor. All interest paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full term of the Note (including, without limitation, the period of any renewal or extension thereof) so that interest for such full term shall not exceed the maximum amount permitted by applicable law.

      Section 5.15. Forum Selection; Jurisdiction; Venue; Choice of Law. Debtor acknowledges that this Mortgage was substantially negotiated in the State of Arizona, the executed Mortgage was delivered in the State of Arizona, all payments under the Loan Documents will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Mortgage, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona. Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Mortgage and the rights and remedies of Mortgagee with respect to the Mortgaged Property, as provided herein and by the laws of the State, shall be governed by and construed in accordance with the internal laws of the State without regard to principles of conflict of law. With respect to other provisions of this Mortgage, this Mortgage shall be governed by the internal laws of the State of Arizona. Nothing in this Section shall limit or restrict the right of Mortgagee to commence any proceeding in the federal or state courts located in the State to the extent Mortgagee deems such proceeding necessary or advisable to exercise remedies available under the Mortgage or the other Loan Documents.

      Section 5.16. Indemnification. Except for the gross negligence or willful misconduct of Mortgagee, Debtor shall indemnify and hold harmless Mortgagee and Mortgagee's shareholders, directors, officers, agents, and employees from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, costs and expenses, including attorneys' fees, caused by, incurred or resulting from its operations of or relating in any manner to the Mortgaged Property, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Debtor or any person thereon, supervision or otherwise, or from any breach of, default under or failure to perform any term or provision of this Mortgage by Debtor, its officers, employees, agents or other persons. It is expressly understood and agreed that Debtor's obligations under this Section shall survive the expiration or earlier termination of this Mortgage for any reason.

      Section 5.17. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. MORTGAGEE, BY ACCEPTING THIS MORTGAGE, AND DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS MORTGAGE, THE RELATIONSHIP OF MORTGAGEE AND DEBTOR, DEBTOR'S USE OR OCCUPANCY OF THE MORTGAGED PROPERTY, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM MORTGAGEE WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST MORTGAGEE OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS MORTGAGE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

      Section 5.18. Transfer of Loan. Mortgagee may, at any time, sell, transfer or assign the Note, this Mortgage and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement as contemplated by the Loan Agreement.

      IN WITNESS WHEREOF, Debtor has caused this Mortgage to be executed and delivered by its duly authorized officers as of the day and year first above written.

                                         DEBTOR:

                                         SYBRA, INC., a Michigan corporation


--------------------------               By
Signature of Witness                       -------------------------------------
                                         Name
                                             -----------------------------------

                                         Title
-----------------------------------           ----------------------------------
TYPED Name of Witness in BLACK TYPE

                                         Debtor's Tax Identification Number:

-----------------------------------      38-1844678
Signature of Witness

-----------------------------------                  [Corporate Seal]
TYPED Name of Witness in BLACK TYPE

STATE OF               ]
                       ]  SS.
COUNTY OF              ]

      The foregoing instrument was acknowledged before me on ___________________ _____________________, 1997, by __________________________________, the
___________________________ of SYBRA, INC., a Michigan corporation, on behalf of the corporation.

      IN WITNESS WHEREOF, I hereunder set my hand and official seal.


                                      -----------------------------------------
                                      Notary Public

                                      Typed Name of Notary Public in Black Type:

                                      -----------------------------------------


My Commission Expires: ____________________



Drafted by:

Kevin J. Morris, Esq.
Streich Lang
Renaissance One
Two North Central Avenue
Phoenix, Arizona 85004

When recorded return to:

Maggie Craft
FFCA Acquisition Corporation
17207 North Perimeter Drive
Scottsdale, Arizona 85255

                                   EXHIBIT A

                         LEGAL DESCRIPTION OF PREMISES